For the annual period ended September 30, 2004.
       File number 811-03084
       Jennison Small Company Fund, Inc.


       SUB-ITEM 77D
       Policies With Respect to Security Investment

       JennisonDryden Mutual Funds
       Strategic Partners Mutual Funds

       Supplement dated April 12, 2004

       The following information replaces the applicable portions of the section of the Statement of Additional Information (SAI) entitled "Purchase, Redemption and Pricing of Fund Shares -- Waiver of the Contingent Deferred Sales Charge-
       Class B Shares":

       The Contingent Deferred Sales Charge (CDSC) will be waived in the case of a total or partial redemption in connection with certain distributions under the Internal Revenue Code from a tax-deferred retirement plan, an IRA or Section 403(b) custodial account. For more information, call Prudential at
       (800) 353-2847.

       For distributions from an IRA or 403(b) Custodial Account, the shareholder must submit a copy of the distribution form from the custodial firm indicating (i) the date of birth of the shareholder and (ii) that the shareholder is over age 70 1/2. The distribution form must be signed by the shareholder.




       	Listed below are the names of the JennisonDryden and Strategic Partners Mutual Funds and the dates of the SAIs to which this Supplement relates.

       Name of Fund							SAI Date

       Dryden Government Income Fund, Inc. 				May 1, 2003
       Dryden Municipal Bond Fund					June 30, 2003
       	High Income Series
       	Insured Series
       Dryden California Municipal Fund					October 31, 2003
       	California Series
       	California Income Series
       	California Money Market Series
       Dryden Municipal Series Fund					October 31, 2003
       	Florida Series
       	New Jersey Series
       	New Jersey Money Market Series
       	New York Series
       	New York Money Market Series
       	Pennsylvania Series
       Dryden Short-Term Bond Fund, Inc. 				February 19, 2003
       	Dryden Short-Term Corporate Bond Fund
       	Dryden Ultra-Short Bond Fund
       Dryden Index Series Fund						November 25, 2003
       	Dryden Stock Index Fund
       Dryden Tax-Managed Funds						January 30, 2004
       Dryden Large-Cap Core Equity Fund
       Dryden Small-Cap Core Equity Fund, Inc. 				January 30, 2004
       Jennison 20/20 Focus Fund						March 31, 2003
       Jennison Natural Resources Fund, Inc. 				May 31, 2003
       Jennison Sector Funds, Inc. 					February 2, 2004
       	Jennison Health Sciences Fund
       	Jennison Financial Services Fund
       	Jennison Technology Fund
       	Jennison Utility Fund
       Jennison Small Company Fund, Inc. 				November 26, 2003
       Jennison U.S. Emerging Growth Fund, Inc. 			February 2, 2004
       Jennison Value Fund						January 30, 2004
       The Prudential Investment Portfolios, Inc.
       Jennison Equity Opportunity Fund				December 3, 2003
       	Jennison Growth Fund					December 3, 2003
       	Dryden Active Allocation Fund				December 3, 2003
       	JennisonDryden Conservative Allocation Fund		February 17, 2004
       	JennisonDryden Moderate Allocation Fund			February 17, 2004
       	JennisonDryden Growth Allocation Fund			February 17, 2004
       Prudential World Fund, Inc. 					January 29, 2004
       	Dryden International Equity Fund
       	Jennison Global Growth Fund
       	Strategic Partners International Value Fund
       Strategic Partners Real Estate Securities Fund			May 28, 2003
       Strategic Partners Asset Allocation Funds			October 2, 2003
       	Strategic Partners Conservative Growth Fund
       	Strategic Partners Moderate Growth Fund
       	Strategic Partners High Growth Fund
       Strategic Partners Style Specific Funds				October 2, 2003
       	Strategic Partners Large Cap Growth Fund
       	Strategic Partners Large Cap Value Fund
       	Strategic Partners Small Cap Growth Fund
       	Strategic Partners Small Cap Value Fund
       	Strategic Partners Total Return Bond Fund
       Strategic Partners Opportunity Funds				April 30, 2003
       	Strategic Partners Focused Growth Fund
       	Strategic Partners New Era Growth Fund
       	Strategic Partners Focused Value Fund
       	Strategic Partners Mid Cap Value Fund

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